EXHIBIT 99.2

MAGNUS INTERNATIONAL RESOURCES INC. EXPLORATION
UPDATE ON THE MANGSHI PROPERTY

Further Drilling Results Confirm Northerly Extension of Previously Announced Gold Mineralization

Las Vegas, Nevada – March 21, 2006 - Magnus International Resources Inc. ("Magnus") (“the Company”) (NASD OTC-BB: ‘MGNU’) is pleased to provide the following update in relation to new exploration progress at the Mangshi Property, located in western Yunnan Province, China.

Exploration Update – Mangshi Project

Exploration drilling has continued on the Mangshi project, where Magnus is exploring in collaboration with partner Team 209.  A number of drill holes have been completed in the vicinity of holes 2, 3, 6, and 7, where significant mineralization was intersected in previous drilling, as reported in the Company news release dated February 28, 2006.

Mangshi drill hole locations on or near the Maiwoba Mining license, including mineralized drill holes 2,
3, 6, 7 and 13 (Induced Polarization image in the background)

Previously announced drilled mineralization summaries are shown in the following table.

Hole_ID	From	To	Length	g/tonne Au
MS05-2	0	67.45	67.45m	0.55
MS05-3	10	23.8	13.8m	1.74
MS06-6	23.9	36	12.1m	1.89
MS06-7	22.1	37	12.6m	2.21

Hole 11 drilled on into pyrite and carbon -rich brecciated dolomite but did not contain significant gold mineralization.  Holes 12 and 14 tested a resistivity high near the Guoyuan gold mine, and the Company is awaiting the lab results from these drill cores.

Hole 13 was a vertical hole testing the northerly extension of gold mineralization drilled in 2, 3, 6, and 7. Assays from Hole 13 returned a weighted average of 0.727g/t Au from 0 to 40.45m including a shorter interval from 0 to 17.85 returning a weighted average of 1.15 g/t Au. In the same hole, gold mineralization also occurs from 53.05m to 66.50m with a weighted average of 1.036 g/t Au. Magnus’ management is encouraged by the results from hole 13, which confirms the northerly extension of the previously defined gold mineralization at Maiwoba.

Drilling to date at Mangshi has totaled 4715 meters.  Analyses from the other most recent 9 holes will be reported as these become available.

A summary of the current drilling progress is tabulated below (FAA Au is “Fire Assay Analysis for Gold”).

D.D.H. No.	Area / Zone	Length of Hole (m)	Cumulative Length (m)	Remarks
MS05-01	MAIWOBA	336.00	336.00	FAA Au, ICP
MS05-02	MAIWOBA	300.00	636.00	FAA Au, ICP
MS05-03	MAIWOBA	352.95	988.95	FAA Au, ICP
MS05-04	MAIWOBA	350.15	1,339.10	FAA Au, ICP
MS05-05	MAIWOBA	303.00	1,642.10	FAA Au, ICP
MS06-06	MAIWOBA	301.75	1,943.85	FAA Au, ICP
MS06-07	MAIWOBA	253.25	2,197.10	FAA Au, ICP
MS06-08	MAIWOBA	215.45	2,412.55	FAA Au, ICP
MS06-09	MAIWOBA	200.55	2,613.10	FAA Au, ICP
MS06-10	MAIWOBA	200.25	2,813.35	FAA Au, ICP
MS06-11	MAIWOBA	361.75	3,175.10	FAA Au
MS06-12	MAIWOBA	204.95	3,380.05	Analysis Pending
MS06-13	MAIWOBA	202.45	3,582.50	FAA Au

CONT. ON NEXT PAGE

MS06-14	GUOYUAN	251.05	3,833.55	Analysis Pending
MS06-15	MAIWOBA	148.90	3,982.45	Analysis Pending
MS06-16	GUOYUAN	200.00	4,182.45	Analysis Pending
MS06-17	MAIWOBA	105.30	4,287.75	Analysis Pending
MS06-18	MAIWOBA	101.50	4,389.25	Analysis Pending
MS06-19	MAIWOBA	101.10	4,490.35	Analysis Pending
MS06-20	MAIWOBA	150.40	4,640.75	Analysis Pending
MS06-21	MAIWOBA	74	4714.75	Analysis Pending

Geophysical survey data received during the course of the initial drilling identified large, pronounced northeast-trending Induced Polarization (IP) and Resistivity features, located approximately 400 meters southeast of the initial 10 drill holes at Mangshi.  The northeast IP and Resistivity trend extends for over 3 kilometers. The current drilling program is testing some of these geophysical features for gold mineralization.

Magnus’ management is encouraged by channel sampling and early stage drilling results at Mangshi. A report showing earlier announced surface channel sample results and locations, with diagrams, can be found at www.magnusresources.com - go to the top of the Mangshi property section of the website under “2004 Surface Channel Sampling Results from the Maiwoba Area – Mangshi Mining License – and Drilling Update”.

The Mangshi Property

A report on the Mangshi property, pursuant to Canadian National Instrument 43-101, is available on the Company’s website located at www.magnusresources.com – go to the bottom of the Mangshi property section of the website under “Click here for the full, latest Mangshi report with diagrams”. The report was prepared by Ruben S. Verzosa. Mr. Verzosa is a qualified person as defined by National Instrument 43-101 in Canada and is a member of the Association of Professional Engineers and Geoscientists of British Columbia.

Under the Mangshi Joint Venture, Magnus and Team 209 formed the sino-foreign joint venture company, Yunnan Western Mining Ltd. (“Western Mining”). The Mangshi Joint Venture gives Magnus the right to earn a 90% interest in a mineral exploration license comprising approximately 113.96 square kilometers.  The license is located in the Luxi Gold Belt in the western part of Yunnan Province, People’s Republic of China.

Within the Mangshi exploration area are two smaller mining permits (Maiwoba and Guoyuan) where small scale heap leach mining operations are conducted.  On October 29, 2005, the Company agreed to purchase these mining permits from Team 209. The existing heap leach operations will continue to be operated by Team 209 under the Transfer Agreement, but only to a maximum depth of 15 meters from the depth as at the mined depth in November 2005, and only for a maximum period of 2 years.  Magnus maintains an option to purchase the existing estimated resources within the mining license at any time.

The Joint Venture exploration license comprising the Mangshi Property includes gold prospects within the Luxi Gold Belt.  The Luxi Gold Belt is characterized by numerous gold occurrences along a 40km northeasterly geological trend in western Yunnan Province.  The Mangshi Property is located 25km southwest of Luxi City, a regional center of approximately 300,000 people and accessible by road and air transportation from several major destinations in China.

The Mangshi Property is chiefly underlain by a Permian dolomitic limestone and Triassic to Jurassic sedimentary units juxtaposed by northeasterly and generally west-dipping normal and reverse faults.  There appear to be two styles of gold mineralization at the Mangshi Property.  The gold at the two heap leach operations on the property occurs as fine particles in silicified and clay-altered clasts in a breccia-like flat-lying unit at the contact of Permian dolomitic limestone and Jurassic sandstone.  The thickness of the breccia unit ranges up to 30 metres. The other style of mineralization comprises pyrite and gold in dominantly silicified and clay-altered fine grained Jurassic sandstone.  This latter style of gold mineralization is deemed more significant as it bears resemblance to similar sedimentary rock-hosted gold deposits in neighboring Gizhou Province, which are considered of the “Carlin type” gold deposition model.

ABOUT MAGNUS INTERNATIONAL RESOURCES INC.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of mineral properties, focusing primarily on gold and copper properties in China. Magnus retains a potential earn-in 90% interest in two joint venture companies with its Chinese partner Yunnan Province Nuclear Industry Brigade 209 ("Team 209"): Yunnan Long Teng Mining Ltd. which holds the Huidong property and Yunnan Western Mining Ltd. which holds the Mangshi property.

Huidong is a gold-copper prospect in Sichuan Province northwest of, and on trend with, Southwestern Resources' Boka gold project in Yunnan Province. Southwestern Resources has recently reported a preliminary combined indicated and inferred resource at the Boka project of 5.4 million ounces of gold. Investors are cautioned that mineral deposits on adjacent properties are not necessarily indicative of mineral deposits on Magnus' properties. Infill sampling, mechanized road building and geological mapping are being conducted at Huidong to follow up three highly anomalous gold zones identified by comprehensive soil and rock geochemistry surveys and also assist in the identification and preparation of drilling targets.

The Mangshi property is located within the Luxi Gold Belt, a 40km geological trend in western Yunnan province. Work-to-date has outlined a potentially large gold-mineralized zone with near-surface mineralization. Magnus is conducting an initial 7,500 meter program of diamond drilling in this main identified gold shear. The confirmation of the downward extension of the gold mineralization already outlined at the surface could strongly indicate an emerging model of a potentially large sediment-hosted gold deposit.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to the Magnus website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS THIS NEWS RELEASE MAY INCLUDE "FORWARD-LOOKING STATEMENTS" REGARDING MAGNUS INTERNATIONAL RESOURCES, INC., AND ITS SUBSIDIARIES, BUSINESS AND PROJECT PLANS. SUCH FORWARD LOOKING STATEMENTS ARE WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED BY SUCH SECTIONS. WHERE MAGNUS EXPRESSES OR IMPLIES AN EXPECTATION OR BELIEF AS TO FUTURE EVENTS OR RESULTS, SUCH EXPECTATION OR BELIEF IS BELIEVED TO HAVE A REASONABLE BASIS. HOWEVER, FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED, PROJECTED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO PRICE VOLATILITY OF GOLD AND OTHER METALS; CURRENCY FLUCTUATIONS; POLITICAL, OPERATIONAL, AND GOVERNMENTAL APPROVAL AND REGULATION RISKS IN CHINA. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND OTHER FACTORS, PLEASE SEE "RISK FACTORS" IN OUR FORM 10-K FOR OUR MOST RECENTLY COMPLETED FISCAL YEAR, ON FILE WITH THE SEC AT WWW.SEC.GOV. THIS DOCUMENT ALSO CONTAINS INFORMATION ABOUT ADJACENT PROPERTIES ON WHICH MAGNUS HAS NO RIGHTS TO EXPLORE OR MINE. INVESTORS ARE CAUTIONED THAT MINERAL DEPOSITS ON ADJACENT PROPERTIES ARE NOT NECESSARILY INDICATIVE OF MINERAL DEPOSITS ON MAGNUS' PROPERTIES.